UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Virage Logic Corporation

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VIRAGE LOGIC CORPORATION

47100 Bayside Parkway

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 2, 2007

To the Stockholders of Virage Logic Corporation:

The Annual Meeting of Stockholders of Virage Logic Corporation, a Delaware corporation, will be held on March 2, 2007, at 11:00 a.m. Pacific Standard Time, at Virage Logic Corporation’s principal executive offices located at 47100 Bayside Parkway, Fremont, CA 94538, for the purpose of considering and voting upon the following matters:

1.	To elect two Class I directors to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of Burr, Pilger & Mayer LLP, as independent auditors of Virage Logic Corporation for the fiscal year ending September 30, 2007.

3.	To transact such other business as may properly come before the meeting, including any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 12, 2007 will be entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. However, to assure your representation at the meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card, or (3) by mail by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Even if you have previously voted using the Internet, telephone or proxy card, you may still vote in person if you attend the Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

Adam A. Kablanian

Chairman of the Board

Fremont, California

January 22, 2007

VIRAGE LOGIC CORPORATION

47100 Bayside Parkway

Fremont, California 94538

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

March 2, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors of Virage Logic Corporation, a Delaware corporation, which is referred to in this proxy statement as the Company, for use at the Annual Meeting of Stockholders to be held on March 2, 2007, at 11:00 a.m. Pacific Standard Time, at the Company’s principal executive offices located at 47100 Bayside Parkway, Fremont, CA 94538, or at any adjournment or postponement thereof.

The Company intends to mail the Notice of the Annual Meeting of Stockholders, this proxy statement, the annual report on Form 10-K for 2006 and the proxy card on or about January 26, 2007 to all stockholders entitled to vote at the Annual Meeting. The enclosed annual report on Form 10-K for 2006 includes financial statements and financial statement schedule, but excludes exhibits, as filed with the Securities and Exchange Commission. Please contact us in writing if you did not receive a copy of our annual report on Form 10-K, and we will furnish you one copy at no charge. Please address your request to Corporate Secretary, Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the Securities and Exchange Commission may be accessed, free of charge, at www.sec.gov, as soon as practicable after filing.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on January 12, 2007, which is referred to in this proxy statement as the Record Date, will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company has approximately 23,089,475 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding on the Record Date will be entitled to one (1) vote for each share held on all matters to be voted on at the Annual Meeting. Stockholders do not have cumulative voting rights.

Votes Required

The election of Class I directors requires the highest number of votes cast by the holders of our common stock entitled to vote at the Annual Meeting.

The ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditors for the fiscal year ending September 30, 2007 requires the affirmative vote of a majority of votes cast by the holders of our common stock entitled to vote at the Annual Meeting.

Quorum, Abstention, Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of common stock as of the Record Date. Shares of common stock entitled to vote and represented at the Annual Meeting by proxy or in person will be tabulated by the inspector of elections, Mellon Investor Services LLC.

We treat shares that are voted “WITHHOLD ALL” with respect to the election of directors or shares that are voted “ABSTAIN” with respect to the appointment of the Company’s independent auditors as being present for the purposes of determining the presence of a quorum.

Accordingly, a “WITHHOLD” or “ABSTAIN” vote is the same as voting against the appointment of the Company’s independent auditors but has no effect on the election of directors who are elected by the highest number of votes cast.

Broker non-votes are counted as present for the purposes of determining the presence of a quorum, but broker non-votes are not counted for or against any proposal.

Broker non-votes include shares for which a bank, broker or other nominee (record) holder has not received voting instructions from the beneficial owners and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners, brokers who do not receive voting instructions from their clients have the discretion to vote shares on routine matters but have no discretion to vote such shares on non-routine matters.

The proposals to be voted on at this Annual Meeting, the election of directors and ratification of independent auditors, are routine matters.

Voting of Proxies; Revocability of Proxies

If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted FOR the Class I director nominees to the Board of Directors listed on the proxy card, and FOR the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditors for the fiscal year ending September 30, 2007.

Voting by Proxy Cards: All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

Voting by Telephone or Internet: A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instruction provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately.

Voting by Attending the Annual Meeting: A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the Annual Meeting, he or she must obtain a proxy issued in his or her name from the record holder.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to Corporate Secretary, Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

Expenses of Solicitation

The Company will pay all reasonable expenses of soliciting proxies. No additional expense will be paid to officers, directors and employees of the Company for their services in soliciting proxies. The Company will reimburse brokers, banks and other fiduciaries who hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

CORPORATE GOVERNANCE

The Company and its Board of Directors are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its stockholders. The Company has established policies and practices to foster and maintain responsible corporate governance. The Company’s corporate governance documents, including Corporate Governance Guidelines, Code of Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter, are posted on the Company’s web site (www.viragelogic.com) via the Investor Relations/Corporate Governance page. Printed copies of these documents are also available to stockholders upon written request directed to Corporate Secretary, Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538.

Corporate Governance Guidelines — The Board of Directors has adopted written Corporate Governance Guidelines to establish a framework within which the board will conduct its business and to guide management in its running of the Company. These guidelines are reviewed from time to time by the corporate governance and nominating committee, or the Nominating Committee.

Code of Ethics — The Company has adopted a code of ethics that applies to all directors, officers and employees, including its Chief Executive Officer and Chief Financial Officer.

Committee Charters — The Company has adopted written charters for the Audit, Compensation and Nominating Committees establishing practices and procedures for the committees in accordance with applicable corporate governance rules and regulations.

BOARD OF DIRECTORS

Director Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Board of Directors shall be independent in accordance with the NASDAQ corporate governance listing standards. To be independent, a director must not have a relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has determined that the following directors are independent: Cathal Phelan, Michael L. Hackworth, Robert H. Smith and Michael Stark.

Meeting of the Board of Directors and Committees

During the fiscal year ended September 30, 2006, the Company’s Board of Directors held seven meetings. All of the Company’s directors attended the 2006 Annual Meeting.

The Audit Committee held twelve meetings. The Compensation Committee held six meetings, in addition to taking one other action by unanimous written consent in lieu of a meeting. The Nominating Committee held one meeting.

Each member of the Board of Directors attended at least 75% of the aggregate number of (i) the total number of meetings of the board and (ii) the total number of meetings held by committees of which he was a member.

The Board of Directors, the Audit and Compensation Committees periodically hold meetings of only the independent directors or committee members without management present. The independent directors have met in executive session four times.

Committees of the Board of Directors

Audit Committee - The Audit Committee consists of Messrs. Smith (chairman), Hackworth and Phelan. The Board of Directors has determined that all members of the Audit Committee are independent directors, as defined by the NASDAQ corporate governance listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that Mr. Smith qualifies as an “audit committee financial expert” as defined by rules promulgated by the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent auditors to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent auditors.

Compensation Committee - The Compensation Committee consists of Messrs. Hackworth (chairman) and Smith. The Board of Directors has determined that all members of the Compensation Committee are independent directors, as defined by the NASDAQ corporate governance listing standards. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and reviews general policies relating to the compensation and benefits of our executive officers and employees.

Nominating and Corporate Governance Committee (Nominating Committee) - The Nominating Committee consists of Messrs. Stark and Hackworth, and the Board of Directors has determined that all members are independent directors, as defined by the NASDAQ corporate governance listing standards. The Nominating Committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance.

Director Nomination

The Nominating Committee identifies nominee directors qualified to become members of the board consistent with criteria established by the board, reviews and recommends to the board changes to the size and/or composition of the board and/or committees and recommends to the board the nominee directors for election at the annual meeting of stockholders. Nominee directors are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to board duties. Under the Company’s Corporate Governance Guidelines, no director may serve on more than a total of four boards of directors of public companies and no director may be nominated for re-election after having attained the age of 75.

The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee, c/o Corporate Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for the Annual Meeting.”

Shareholder Communications with Board of Directors

Any stockholder desiring to communicate with the Board of Directors or with any director regarding the Company may write to Corporate Secretary, Virage Logic Corporation, 47100 Bayside Parkway, Fremont, CA

94538. In addition, any stockholder, employee, or other person may anonymously and confidentially report complaints or concerns related to accounting, internal accounting controls or auditing to the Company’s Audit Committee by submitting such information at www.ethicspoint.com. Any such reports that are received will be forwarded to the Chairman of the Audit Committee and the Chairman of the Board of Directors.

Members of the Board of Directors

The Board of Directors has seven (7) directors. Except for Cathal Phelan, who was appointed to the Board of Directors in March, 2006, all of the directors have previously been elected by the Company’s stockholders. All directors will hold office until the annual meeting of stockholders upon which their terms expire and upon the election and qualification of their successors.

The independent members of the Board of Directors have nominated two Class I director nominees, J. Daniel McCranie and Robert H. Smith, for election to the Board of Directors. The Class I directors serve a term of three years until the annual meeting of stockholders in 2010 and until their successors are elected and qualified.

The names of the directors and their business experiences are set forth below:

Name	Age	Class Of Directors	Term Expires on the Annual Meeting	Business Experience
J. Daniel McCranie	63	Class I	2007	Mr. McCranie has served as President and Chief Executive Officer since January 2007 and as Executive Chairman of the Board of Directors and Co-Principal Executive Officer from March 2006 to January 2007. Previously, Mr. McCranie was our Chairman of the Board of Directors from August 2003 to March 2006. Before joining the Company, Mr. McCranie was Vice President of Sales and Marketing for Cypress Semiconductor from September 1993 to February 2001. Mr. McCranie was Chairman, Chief Executive Officer and President of SEEQ Technology from February 1984 to September 1993. Mr. McCranie has served as Chairman of the Board of Directors of ON Semiconductor Corp. since November 2001, as a member of the Board of Directors of Actel Company and as a member of the Board of Directors of Cypress Semiconductor. Mr. McCranie holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute

Robert H. Smith	69	Class I	2007	Mr. Smith has served as a member of the Board of Directors since August 2003. Prior to joining the Company, Mr. Smith held a number of positions at Novellus Systems, Inc., including as a Director from May 1995 to August 2002, Executive Vice President, Finance & Administration and Chief Financial Officer from October 1996 to January 2002 and Executive Vice President of Administration in the Office of the CEO from January 2002 to August 2002. Previously,

Name	Age	Class Of Directors	Term Expires on the Annual Meeting	Business Experience
				Mr. Smith held a number of executive positions in operations, finance and administration with such companies as Memorex Corporation, Control Data Corporation, R. R. Donnelley & Sons Company and Maxwell Graphics. Currently, Mr. Smith serves as a Director of Cirrus Logic, Inc., PLX Technology Inc., ON Semiconductor Corp., and Epicor Software Corp. Mr. Smith holds a B.S. in Business Administration from Oklahoma City University.

Alexander Shubat	45	Class II	2008	Mr. Shubat co-founded Virage Logic and has served as Vice President of Research and Development and Chief Technical Officer and a member of the Board of Directors since January 1996. Before co-founding Virage Logic, Mr. Shubat was a Director of Engineering at Waferscale Integration from November 1985 to December 1995, where he managed various groups, including design, application-specific integrated circuit and high-speed memory. He holds more than twenty patents and has contributed to more than 25 publications. Mr. Shubat holds a B.S. and a M.S. in Electrical Engineering from the University of Toronto, Canada and a Ph.D. in Electrical Engineering from Santa Clara University.

Michael Stark	51	Class II	2008	Mr. Stark has served as a member of the Board of Directors since December 1999. Since December 1998, Mr. Stark has served as Managing Director of Crosslink Capital, Inc., a San Francisco-based venture capital firm. Mr. Stark was a Managing Director of Crosslink Capital, which was a business unit of Robertson Stephens from 1992 to December 1998, and was a Director of Research at Robertson Stephens from 1989 to 1992. Mr. Stark was a senior research analyst with Robertson Stephens, covering the semiconductor industry from 1983 to 1989. Before joining Robertson Stephens in 1983, he worked in Intel Corporation’s strategic planning group. He serves on the board of directors of several private companies. Mr. Stark holds a B.S. in Engineering from Northwestern University and a M.B.A. from the University of Michigan.

Cathal Phelan	43	Class II	2008	Mr. Phelan has served as a member of the Board of Directors since March 2006. Currently, he is a chief executive officer of Ubicom, Inc., a leading provider of wireless communications and software platforms. Prior to joining Ubicom in April 2006, Mr. Phelan spent nearly 15 years and held various management roles in Cypress Semiconductor. Most recently he had served as vice president of the Data

Name	Age	Class Of Directors	Term Expires on the Annual Meeting	Business Experience
				Communications Division at Cypress Semiconductor. Mr. Phelan graduated from the Engineering School of Trinity College at the University of Dublin in Ireland. He received a bachelor degree in micro-electronic engineering, bachelor degree in mathematics and a masters degree in micro-electronic engineering.

Michael L. Hackworth	65	Class III	2009	Mr. Hackworth has served as a member of the Board of Directors since March 2000. Since January 1985, he has held various positions at Cirrus Logic, Inc., including President and Chief Executive Officer from January 1985 to June 1998, Chairman and Chief Executive Officer from June 1998 to April 1999 and Chairman since April 1999. He also serves as a Director of Cirrus Logic, Inc. Mr. Hackworth holds a B.S. in Engineering from Santa Clara University.

Adam A. Kablanian	47	Class III	2009	Mr. Kablanian co-founded Virage Logic and has served as Chairman of the Board of Directors since January 2007 and as our President, Chief Executive Officer and Chairman of the Board of Directors from January 1996 to January 2007. In August 2003, Mr. Kablanian resigned his position as Chairman of the Board of Directors but continued to serve as President, Chief Executive Officer and as a member of the Board of Directors. Before co-founding Virage Logic, Mr. Kablanian was a Department Manager for LSI Logic from August 1994 to December 1995, where he was responsible for the embedded memory design division. Before joining LSI Logic, Mr. Kablanian managed multi-foundry technology transfer programs as an engineering manager at Waferscale Integration from April 1990 to January 1994. Mr. Kablanian holds a B.A. in Physics from the University of California at Berkeley and a M.S. in Electrical Engineering from Santa Clara University.

There are no family relationships among any of the Company’s directors or executive officers.

Director Compensation

All non-employee directors, other than Mr. McCranie, receive a cash director fee from the Company in the amount of $7,000 per quarter, for their services as members of the Board of Directors and as members of committees of the Board of Directors. On December 16, 2005 and upon the recommendation of the Compensation Committee, the Board of Directors approved certain changes to the compensation arrangement for non-employee directors. The chairman of the Audit Committee receives an annual cash retainer of $10,000, and the chairman of the Compensation Committee receives an annual cash retainer of $5,000. Each other member of the Audit Committee receives an annual cash retainer of $2,500. In addition, non-employee directors are reimbursed for certain expenses in connection with attending board and committee meetings.

Prior to his election as the Executive Chairman, Mr. McCranie received a cash director fee of $100,000 per year for his services as a Director and Chairman of the Board payable ratably at the beginning of each quarter of the Company. At Mr. McCranie’s request and in response to an overall effort by the Company to reduce expense, Mr. McCranie agreed to forego receipt of any cash fees after December 31, 2005 and until such time as he and the Board of Directors determined that cash fees should be reinstituted. On March 20, 2006, the Board of Directors elected Mr. McCranie as the Executive Chairman and Co-Principal Executive Officer of the Company. Please see discussion of Mr. McCranie’s compensation as the Executive Chairman and Co-Principal Executive Officer under the heading “Executive Compensation.”

The Company has granted, and expects to continue to grant, non-employee directors options to purchase shares of the Company’s common stock. Under the Company’s current equity compensation policy for non-employee directors, non-employee directors, other than the Executive Chairman, receive an initial grant of a stock option to purchase 35,000 shares that vest over twelve months after election to the board and an annual grant of a stock option to purchase 12,000 shares that is fully vested and exercisable. Each non-employee director receives an automatic annual grant to purchase 12,000 at the time of the Company’s annual meeting. In accordance with the policy and on March 17, 2006, the Company granted to Messrs. McCranie, Hackworth, Smith and Stark each an option to purchase 12,000 shares of common stock at $10.31 per share. These options were fully vested and exercisable at the date of grant. Cathal Phelan, who was elected to the board in March 2006 received an initial grant of a stock option to purchase 35,000 shares.

Compensation Committee Interlocks

No interlocking relationship exists, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Compensation Philosophy

The Compensation Committee acts on behalf of the Board of Directors, as provided in the Company’s Compensation Committee Charter, to review and approve corporate objectives relevant to the compensation of executive officers and directors, and to oversee incentive, equity-based and other compensatory plans in which executive officers and key employees of the Company participate. The members of the Compensation Committee are Michael L. Hackworth and Robert H. Smith, each of whom is independent, as defined by the NASDAQ corporate governance listing standards, and is a “non-employee director” within the meaning of the Securities Exchange Act of 1934 Rule 16b-3, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In performing its duties, the Compensation Committee reviews reports and recommendations presented by management, and from time to time considers information obtained from outside firms or consultants, to assist it in the review of compensation levels, structure and design. The Company’s compensation policy for executive officers is to provide a total compensation package that aligns compensation with business objectives and performance and enables the Company to attract, retain and reward executive officers, whose contributions are necessary for the long-term success of the Company. Accordingly, each executive officer’s compensation package consists of: (i) base salary; (ii) cash bonus tied to corporate performance; and (iii) long-term stock-based incentive awards.

Executive Compensation Base Salary

Salaries for executive officers are generally determined on an individual basis at the time of hire and as part of each executive officer’s annual performance review by evaluating each executive officer’s scope of responsibility, prior experience, salary history and the executive officer’s personal performance, as well as the salaries for similar positions at comparable companies. During fiscal year 2006, the Compensation Committee reviewed the performance of each of the executive officers, and based on the factors described above and the recommendations of the Chief Executive Officer made a recommendation regarding the base salaries of the executive officers (not including the Chief Executive Officer) to the independent directors of the Board of Directors.

Cash Bonus

As part of its philosophy of providing a compensation package that aligns compensation with business objectives and performance, the Company establishes a target annual incentive amount for each executive officer that typically ranges from 25% to 35% of the executive officer’s base salary to be paid based on the Company achieving specific operating profit targets. As a result of the Company’s not achieving its operating profits target for fiscal year 2006, the Company paid no cash bonuses to its executive officers under its Fiscal Year 2006 Bonus Plan. For fiscal year 2006, a retention bonus of $50,000 was paid to James J. Ensell, Former Senior Vice President of Marketing and Business Development, and a discretionary bonus of $10,000 was paid to Ehsan Rashid, Vice President of Operations. During fiscal year 2006, a management based objective (MBO) variable bonus was agreed with Jens Meyerhoff, the Company’s former Chief Financial Officer, which based bonus payment on achievement of personal objectives. No bonus was paid to Mr. Meyerhoff. For fiscal year 2007, the Company adopted the Fiscal Year 2007 Bonus Plan which has cash bonuses ranging from 25% to 35% of the executive officers’ base salary. For the first quarter of fiscal year 2007, a retention bonus of $50,000 was paid to Mr. Ensell.

The Company also maintains an incentive program for its sales force in which James R. Bailey, Vice President of Worldwide Sales participates (in lieu of participation in the annual bonus plan). This plan pays commissions based on the performance of the sales team toward the Company’s bookings/collection targets and bonuses based on attaining certain revenue and profit targets. Additionally, the Company maintains a Patent Bonus Program to incentivize engineering personnel to innovate and document their accomplishments by filing patents. In fiscal year 2006, the Company paid Alexander Shubat, Vice President of Research and Development, Chief Technical Officer a sum of $4,367 pursuant to the terms of the Patent Bonus Program.

Stock Options and Other Equity Compensation

The Compensation Committee believes that equity-based compensation in the form of stock option aligns the interests of executive officers with the long-term interests of the Company’s stockholders by encouraging executive officers to acquire a proprietary interest in the Company. The Compensation Committee further believes that the use of vesting periods encourages retention of executive officers, and accordingly stock options granted to executive officers generally vest over time. The stock options are granted to executive officers on a discretionary basis, at varying times and in varying amounts, with an exercise price that is equal to the market price of the Company’s common stock at the time of grant. The size and the timing of each grant are based on a number of factors, including the individual’s level of responsibility, the amount, exercise price and term of options already held by the individual, the individual’s contributions to the achievement of the Company’s financial and strategic objectives, and industry practices and norms.

In accordance with this policy, during fiscal year 2006 the existing equity-based compensation of the executive officers was reviewed and the Compensation Committee made new stock option grants under the Company’s equity incentive plans.

In addition to participating in the Company’s 1997 and 2002 Equity Incentive Plans, the Company’s executive officers may also participate in the Company’s 2000 Employee Stock Purchase Plan (ESPP) on the same basis as other employees who meet eligibility criteria. The ESPP plan is qualified under Section 423 of the Internal Revenue Code, and it allows participants to purchase, through payroll deductions, common stock of the Company at a price equal to 95% of its fair market value on the purchase date.

Chief Executive Officer Compensation

The base salary for Adam A. Kablanian, the Company’s President and Chief Executive Officer, for fiscal year 2006 was determined by the independent directors following a review of Mr. Kablanian’s performance and it was based on the factors described above for all executive officers. As a result of the Company’s not achieving its minimum operating profits target for fiscal year 2006, Mr. Kablanian did not receive a cash bonus under the Company’s Fiscal Year 2006 Bonus Plan.

On March 20, 2006, the Board of Directors elected J. Daniel McCranie, the Company’s Chairman, as Executive Chairman and Co-Principal Executive Officer and determined his compensation (base annual salary in the amount of $300,000 per year and a potential cash bonus in the amount up to $150,000 and 160,000 options to purchase common stock vesting in twelve monthly installments at the rate of 10,000 shares per month for the first four months and 15,000 shares per month for the remaining eight months) based on the factors described above for all executive officers, to motivate Mr. McCranie to assist the Company in his role as Executive Chairman. On November 20, 2006, at the request of Mr. McCranie, the Board of Directors modified Mr. McCranie’s compensation arrangement and Mr. McCranie agreed to forgo the cash compensation beginning on December 1, 2006 and the entire potential cash bonus in the amount of $150,000. On January 4, 2007, the Company appointed Mr. McCranie as President and Chief Executive Officer of the Company. Mr. McCranie will receive a base annual salary of $300,000 and will be eligible for a potential cash bonus under the Company’s Fiscal Year 2007 Bonus Plan.

For fiscal year 2007, the independent directors will continue to evaluate Mr. McCranie’s compensation consistent with the factors described above for all executive officers.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct in any taxable year for compensation paid to the Chief Executive Officer and any of the four other most highly compensated officers. Under the Treasury Regulations corresponding to Section 162(m) of the Internal Revenue Code, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if it qualifies as “qualified performance-based compensation” within the meaning of Section 162(m). The Company’s 1997 Equity Incentive Plan and the 2002 Equity Incentive Plan were approved by the Company’s stockholders in order for stock options with an exercise price equal to the fair market value of the option shares on the grant date granted under such plans to meet the Section 162(m) requirements for “qualified performance-based compensation” and therefore be exempted from the limitation on deductibility. The Compensation Committee believes that the best interests of the Company and its stockholders will be served if the Company’s stock-based long-term incentives qualify as “qualified performance-based compensation.” It is the Compensation Committee’s intention that, so long as it is consistent with the Company’s overall compensation objectives, virtually all executive compensation will be deductible by the Company for federal income tax purposes.

COMPENSATION COMMITTEE

MICHAEL L. HACKWORTH, CHAIRMAN

ROBERT H. SMITH

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation of the last three fiscal years of (i) our Chief Executive Officer and Co-Principal Executive Officer, (ii) our other four most highly compensated executive officers who were serving as executive officers of the Company at the end of 2006, and (iii) one person who is no longer an executive officer at the end of 2006 (collectively, the Named Executive Officers).

Name and Principal Position(s)	Year	Annual Compensation					Long Term Compensation Awards		All Other Compensation
		Salary			Bonus		Securities Underlying Options
Adam A. Kablanian * President, Chief Executive Officer and Director	2006 2005 2004	$ $ $	253,733 271,636 211,616		$ $	— 12,642 34,632	— — 70,000	(1)	— — —

J. Daniel McCranie * Executive Chairman and Co-Principal Executive Officer	2006 2005 2004		$161,494 — —	(2)		— — —	160,000 — —	(3)	— — —

Alexander Shubat Vice President of Research and Development, Chief Technical Officer and Director	2006 2005 2004	$ $ $	194,590 192,390 193,915		$ $ $	4,367 8,297 23,628	— — 55,000	(4)	— — —

James J. Ensell ** Former Senior Vice President of Marketing and Business Development	2006 2005 2004	$ $ $	215,000 219,135 206,731		$ $ $	50,000 7,123 39,021	50,000 29,127 250,000	(5) (6) (7)	— — —

James R. Bailey Vice President of Worldwide Sales	2006 2005 2004		$185,477 — —	(8)		— — —	255,000 — —	(9)	$62,365 — —	(10)

Ehsan Rashid Vice President of Operations	2006 2005 2004	$ $ $	180,208 172,808 140,000		$ $ $	10,000 7,716 4,270	— 35,000 45,000	(15) (16)	— — —

Michael Seifert Former Chief Financial Officer	2006 2005 2004	$ $ $	118,974 203,846 119,231	(11)	$ $ $	— 6,626 18,799	— 25,001 200,000	(13) (14)	$68,399 — —	(12)

(1)	The option shares vest with respect to 20,000 shares on a monthly basis over one year starting from April 1, 2006 and with respect to 50,000 shares on a monthly basis over one year starting from April 1, 2007.
(2)	Mr. McCranie became Executive Chairman and Co-Principal Executive Officer as of March 20, 2006.
(3)	The option shares vest in twelve monthly installments at 10,000 shares per month for the first four months starting from March 16, 2006 and at 15,000 shares per month for the remaining eight months.
(4)	The option shares vest with respect to 20,000 shares on a monthly basis over one year starting from April 1, 2006 and with respect to 35,000 shares on a monthly basis over one year starting April 1, 2007.
(5)	The option shares vest with respect to 25% of the shares starting from March 31, 2007 and with respect to the remainder of the shares in equal monthly basis over 36 months.
(6)	The option shares vest on a monthly basis over three years starting from September 1, 2005.
(7)

The shares include (a) a stock option of 200,000 shares granted in October 2003, of which 50,000 shares vested on October 13, 2004 and the remaining 150,000 shares vest on a monthly basis over three years starting from October 14, 2004, and (b) a stock option of 50,000 shares granted in August 2004, of which 29,167 of the shares vest on a monthly basis over one year starting from October 14, 2007 and the remaining 20,833 shares vest on a monthly basis over one year starting from October 14, 2008.

(8)	Mr. Bailey joined the Company on October 13, 2005.
(9)	The option shares vested with respect to 63,750 shares as of October 13, 2006, and with respect to 191,250 shares, on a monthly basis over one year starting from October 14, 2006.
(10)	Other compensation for Mr. Bailey consisted of a commission for $55,465 and an auto allowance for $6,900.
(11)	Mr. Seifert received $65,128 pursuant to the terms of the release agreement signed on January 3, 2006.
(12)	Mr. Seifert exercised his stock option and made a gain of $68,399.
(13)	The option shares vest on a monthly basis over three years starting from September 1, 2005. Upon Mr. Seifert’s resignation, 25,001 shares were cancelled.
(14)	The option shares vested with respect to 50,000 shares on February 9, 2005, and with respect to 150,000 shares, in equal monthly basis over three years. Upon Mr. Seifert’s resignation, 91,667 shares vested and 108,333 shares were cancelled.
(15)	The shares covered by this option vest on a monthly basis over three years starting on September 1, 2005.
(16)	The shares covered by this option vest on a monthly basis over four years starting on October 31, 2004.
(*)	On January 4, 2007, Mr. Kablanian resigned from his positions as President and Chief Executive Officer and was appointed Chairman of the Board of Directors, and Mr. McCranie was appointed President and Chief Executive Officer.
(**)	On January 4, 2007, Mr. Ensell resigned from his position as Senior Vice President of Marketing and Business Development.

Options/Executive Officers

The following table shows the options granted to the Named Executive Officers during the fiscal year 2006 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with Securities and Exchange Commission rules. The information in this table shows how much the Named Executive Officers may eventually realize in future dollars under two hypothetical situations: (a) the price of the Company’s common stock increases 5% in value per year, compounded over the life of the options, or (b) the price of the Company’s common stock increases 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the Company’s common stock.

Options Granted In Last Fiscal Year

	Individual Grants
	Options Granted		% of Total Options Granted to Employees in Fiscal Year(4)	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name						5%	10%
Adam A. Kablanian	—		—	—	—	—	—
J. Daniel McCranie	160,000	(1)	12.9%	10.30	3/20/16	$1,036,418	$2,626,488
Alexander Shubat	—		—	—	—	—	—
James J. Ensell	50,000	(2)	4.0%	7.89	8/01/16	$248,099	$628,731
James R. Bailey	255,000	(3)	20.5%	7.76	10/13/15	$1,199,554	$3,039,904
Ehsan Rashid	—		—	—	—	—	—
Michael Seifert	—		—	—	—	—	—

(1)	The option shares vest in twelve monthly installments at 10,000 shares per month for the first four months from March 16, 2006 and at 15,000 shares per month for the remaining eight months.

(2)	The option shares vest with respect to 25% of the shares on March 31, 2007 and with respect to the remainder of the shares in equal monthly basis over 36 months.
(3)	The option shares of 63,750 shares vested on October 16, 2006 and of 191,250 shares vested on monthly basis over three years starting on October 17, 2006.
(4)	The percentage of options is based upon an aggregate of 1,244,659 options granted during fiscal year 2006 to employees, including the Named Executive Officers.

The following table shows information concerning the exercise of stock options by each of the Named Executive Officers during fiscal year 2006, and the value of all remaining exercisable and unexercisable options as of September 30, 2006, on a pre-tax basis.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at 9/30/06		Value of Unexercised In-the-Money Options at 9/30/06(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Adam A. Kablanian	—	—	241,000	89,000	$143,500	$101,500
J. Daniel McCranie	—	—	70,000	90,000	—	—
Alexander Shubat	—	—	197,500	67,500	$113,750	$78,750
James J. Ensell	—	—	95,833	183,294	$10,542	$128,823
James R. Bailey	—	—	—	255,000	—	$415,650
Ehsan Rashid	—	—	18,858	90,487	$19,316	$56,330
Michael Seifert	—	—	—	—	$—	$—

(1)	Based on the closing price of the Company’s common stock as reported on the NASDAQ Stock Market as of September 30, 2006, less the exercise price, multiplied by the number of shares underlying the option.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and executive officers. Such agreements require the Company, among other things, to indemnify its executive officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Employment Agreements and Change of Control Arrangements

Offer Letter with Christine Russell

On June 6, 2006, Ms. Russell accepted her offer of employment with the Company pursuant to an offer letter. The offer letter provided for Ms. Russell’s employment as Vice President of Finance and Chief Financial Officer at an initial base salary of $235,008 and for Ms. Russell to participate in the Company’s bonus plan at an annual target of 35% of her base salary, prorated to the actual company performance versus the approved plan for the fiscal year ending on September 30, 2006. Ms. Russell received an option to purchase 255,000 shares of the Company’s common stock. Ms. Russell was also eligible to participate in the Company’s health insurance, life insurance and 401(k) plan. In the event of a change of control and Ms. Russell’s employment was terminated or materially altered within the first two years of employment, Ms. Russell would be entitled to an immediate vesting of 127,500 option shares.

Offer Letter with James R. Bailey

On October 11, 2005, Mr. Bailey accepted his offer of employment with the Company pursuant to an offer letter. The offer letter provided for Mr. Bailey’s employment as Vice President Worldwide Sales at an initial base salary of $192,000 and for Mr. Bailey to participate in the Company’s bonus plan at plan target of $58,000, and a sales compensation incentive plan based on bookings with a 100% of target opportunity of $100,000. The sales compensation plan included a 3X accelerator for above plan performance. Mr. Bailey received an option to purchase 255,000 shares of the Company’s common stock. Mr. Bailey was also eligible to participate in the Company’s health insurance, life insurance and 401(k) plan. In the event of a change of control and Mr. Bailey’s employment was terminated within the first 12 months of employment, Mr. Bailey would be entitled to an immediate vesting of 63,750 option shares.

Offer Letter and Release Agreement with James J. Ensell

On October 13, 2003, Mr. Ensell accepted his offer of employment with the Company pursuant to an offer letter. The offer letter provided for Mr. Ensell’s employment as Vice President, Marketing at an initial base salary of $215,000 and for Mr. Ensell to participate in the Company’s bonus plan at annual target of 35% of his base salary. Mr. Ensell received an option to purchase 200,000 shares of the Company’s common stock. Mr. Ensell was also eligible to participate in the Company’s health insurance, life insurance and 401(k) plan. In the event of a change of control and Mr. Ensell’s employment was terminated within the first year of employment, Mr. Ensell would be entitled to an immediate vesting of 50,000 option shares. On January 4, 2007, Mr. Ensell resigned from his position as Senior Vice President of Marketing and Business Development. In connection with his resignation, the Company entered into a release agreement with Mr. Ensell. Pursuant to the terms of the release agreement, Mr. Ensell received a sum of $107,499 less applicable withholdings and health insurance coverage for him through June 30, 2007, or until Mr. Ensell earlier obtained comparable benefits under another employer’s health insurance plan. The vesting of Mr. Ensell’s equity awards ceased as of the date of resignation. Mr. Ensell agreed to abide by the terms and conditions of the Employee Invention and Confidential Agreement and further agreed to release the Company from all claims related to his employment.

Offer Letter and Release Agreement with Michael Seifert

On February 9, 2004, Mr. Seifert accepted his offer of employment with the Company pursuant to an offer letter. The offer letter provided for Mr. Seifert’s employment as Vice President of Finance and Chief Financial Officer at an initial base salary of $200,000 and for Mr. Seifert to participate in the Company’s bonus plan at annual target of 35% of his base salary. Mr. Seifert received an option to purchase 200,000 shares of the Company’s common stock. Mr. Seifert was also eligible to participate in the Company’s health insurance, life insurance and 401(k) plan. In the event of a change of control and Mr. Seifer’s employment was involuntarily terminated within the first year of employment, Mr. Seifert would be entitled to an immediate vesting of 50,000 option shares. On January 3, 2006, the Company and Mr. Seifert entered into a release agreement. Pursuant to the terms of the release agreement, Mr. Seifert received a sum of $65,128 less applicable withholdings, and health insurance coverage for him and his dependents for 18 months; provided, however, Mr. Seifert agreed to notify the Company of his new employment which would disqualify him from any further health insurance coverage by the Company. The release agreement required Mr. Seifert to release the Company from all claims related to his employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2006 with respect to the shares of the Company’s common stock that may be issued under all of the Company’s equity compensation plans including the 1997 Equity Incentive Plan, 2002 Equity Incentive Plan, In-Chip Systems, Inc. 2001 Incentive and Non-statutory Stock Option Plan, 2000 Employee Stock Purchase Plan and the 2001 Foreign Subsidiary Employee Stock Purchase Plan.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	5,400,318	$10.17	1,469,194	(1)
Equity compensation plans not approved by stockholders(2)	231,382	$9.63	213,140

Total	5,631,700	$10.14	1,682,334

(1)	The number included a total of 75,911 shares of our common stock remaining available for future issuance under our 2000 Employee Stock Purchase Plan and 2001 Foreign Subsidiary Employee Stock Purchase Plan as of September 30, 2006. Our 2000 Employee Stock Purchase Plan contains an “evergreen” provision that automatically increases on the first business day of each fiscal year beginning October 1, the lesser of an additional (i) 200,000 shares of common stock, (ii) 0.75% of the outstanding shares of capital stock on such date, or (iii) an amount determined by the board. None of our other plans has an “evergreen” provision.
(2)	The plans included In-Chip Systems, Inc. 2001 Incentive and Non-statutory Stock Option Plan (In-Chip Plan) which was assumed by the Company in connection with the Company’s acquisition of In-Chip Systems, Inc. on May 24, 2002.

As of September 30, 2006, a total of 213,140 shares of the Company’s common stock with a weighted average exercise price of $9.63 per share were issuable upon exercise of outstanding options under the In-Chip Plan. The In-Chip Plan was approved by the stockholders of In-Chip Systems, Inc.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts on behalf of the Board of Directors, as provided in the Company’s Audit Committee Charter, to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent auditors. Each of the members of the Audit Committee meets the independence and financial literacy requirements of the NASDAQ corporate governance listing standards. The Board of Directors has determined that Robert H. Smith is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended September 30, 2006 with the Company’s management and the independent auditors;

•	discussed with Burr, Pilger & Mayer LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from Burr, Pilger & Mayer LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Burr, Pilger & Mayer LLP their independence, and concluded that any non-audit services performed by Burr, Pilger & Mayer LLP are compatible with maintaining their independence. Burr, Pilger & Mayer LLP has performed no non-audit services to date;

•	reviewed and discussed with management its assessment of and report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2006, which management prepared using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal-Control Integrated Framework. The Committee also reviewed and discussed with Burr, Pilger & Mayer LLP, the Company’s independent registered public accounting firm, Burr, Pilger & Mayer LLP’s attestation report on management’s assessment of and report on the Company’s internal control over financial reporting;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2006 Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the Securities and Exchange Commission; and

•	instructed management and the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

ROBERT H. SMITH, CHAIRMAN

MICHAEL L. HACKWORTH

CATHAL PHELAN

Audit and Non-Audit Fees

Burr, Pilger & Mayer LLP Fees

The following table sets forth fees for professional audit services rendered by Burr, Pilger & Mayer LLP for the audit of the Company’s annual financial statements for the year ended September 30, 2006 and fees billed for other services rendered by Burr, Pilger & Mayer LLP through September 30, 2006.

Service: Type of Fee	Fiscal 2006
Audit Fees (1)	$363,670
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$363,670

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings or engagements.

PricewaterhouseCoopers LLP Fees

The following table sets forth fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the year ended September 30, 2005 and fees billed for other services rendered by PricewaterhouseCoopers LLP through September 30, 2005.

Service: Type of Fee	Fiscal 2005
Audit Fees (1)	$707,800
Audit-Related Fees	—
Tax Fees (2)	105,850
All Other Fees	—

Total	$813,650

(1)	Audit fees consist of fees billed for professional services provided in connection with the audits of annual financial statements, reviews of quarterly financial statements, consultations and work related to the Sarbanes-Oxley Act of 2002 and related regulations and audit services related to other statutory or regulatory filings or engagements.
(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance to federal, state and international tax compliance and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service of category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. None of the fees paid to the independent auditor under the category Tax Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the Securities and Exchange Commission.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of January 12 2006, by (a) each person known to the Company to own more than 5% of the outstanding shares of the common stock, (b) each director and director nominee of the Company, (c) the Company’s Named Executive Officers, and (d) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of January 12, 2006, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent (3)
5% Stockholders
Artis Capital Management LLC (4) One Market Plaza San Francisco, CA 94105	2,902,451	13%

Fidelity Management & Research Company (5) One Federal Street Boston, MA 02110	2,491,790	11%

Crosslink Capital, Inc. (6) 2 Embarcadero, Suite 2200 San Francisco, CA 94111	1,910,156	8%

T. Rowe Price Associates, Inc. (7) 100 East Pratt St. Baltimore, MD 21202	1,703,300	7%

Directors and Executive Officers
Adam A. Kablanian(8)(9)	3,993,920	17%
Alexander Shubat(8)(10)	1,911,390	8%
Michael Stark(8)(11)	2,006,523	9%
J. Daniel McCranie(8)	357,000	2%
Michael L. Hackworth(8)	166,578	**
James J. Ensell(8)	116,666	**
James Bailey(8)	85,000	**
Robert H. Smith(8)	36,000	**
Cathal Phelan(8)	6,550	**
	—	**
All directors and executive officers of the Company as a group (9 individuals)(8)	8,679,627	38%

**	Less than 1% of outstanding common stock.
(1)	Unless otherwise indicated, the address of each person in this table is as follows: 47100 Bayside Parkway, Fremont, CA 94538
(2)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (SEC). Beneficial ownership of greater than 5% of the Company’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of January 12, 2006 or the Record Date.
(3)	Applicable percentages are based on 23,089,475 shares of the Company’s common stock outstanding on the Record Date.

(4)	Based on the amended Schedule 13F filed with the SEC on November 10, 2006, Artis Capital Management, LLC. beneficially owned 2,902,451 shares.
(5)	Based on the amended Schedule 13G filed with the SEC on February 14, 2006, Fidelity Management & Research Company beneficially owned 2,491,790 shares.
(6)	Based on the amended Schedule 13F filed with the SEC on November 13, 2006, Crosslink Capital Inc. beneficially owned 1,910,156 shares.
(7)	Based on information supplied to the Company, T. Rowe Price Associates, Inc. beneficially owned 1,703,300 shares.
(8)	Includes shares which Mr. Kablanian, executive officers and directors of the Company have the right to acquire within 60 days of January 12, 2007 upon exercise of outstanding options as follows:

Adam A. Kablanian	273,500
Alexander Shubat	224,583
J. Daniel McCranie	337,000
Michael L. Hackworth	160,000
James J. Ensell	116,666
Michael Stark	90,000
James R. Bailey	85,000
Robert H. Smith	36,000
Cathal Phelan	—

Total	1,322,749

(9)	347,000 shares held by trusts for Mr. Kablanian’s minor children.
(10)	147,500 shares held by trusts for Mr. Shubat’s minor children.
(11)	The shares include 90,000 shares currently exercisable stock options and shares held by CrosslinkCapital, Inc. Mr. Stark is a control person of Crosslink Capital, Inc. and he disclaims beneficial ownership of the shares held by Crosslink Capital, Inc., except to the extent of his pecuniary interest.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of two Class I directors to serve for a term of three years until the Annual Meeting of Stockholders in 2010 and until their successors are elected and qualified. The Board of Directors has unanimously nominated J. Daniel McCranie and Robert H. Smith as Class I directors for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If Mr. McCranie or Mr. Smith becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person(s) as shall be designated by the Board of Directors.

The Class I directors will be elected by the highest number of votes cast, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

J. DANIEL MCCRANIE AND ROBERT H. SMITH AS CLASS I DIRECTORS.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF BURR, PILGER & MAYER LLP

AS THE COMPANY’S INDEPENDENT AUDITORS FOR

THE FISCAL YEAR ENDING SEPTEMBER 30, 2007

At the Annual Meeting, the stockholders will vote to ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditors for the fiscal year ending September 30, 2007. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting is required for approval of this proposal.

On August 21, 2006, the Audit Committee of the Company’s Board of Directors approved the decision to discharge PricewaterhouseCoopers LLP as its independent auditors.

The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company for the years ended September 30, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The report of PricewaterhouseCoopers LLP on the Company’s effectiveness of its internal control over financial reporting as of September 30, 2005 contained an adverse opinion as a result of certain previously reported material weaknesses.

During the two most recent fiscal years ended September 30, 2005 and 2004 and the subsequent interim period preceding August 21, 2006, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements of the Company.

No “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the two most recent fiscal years ended September 30, 2005 and 2004 and the subsequent interim period preceding August 21, 2006, except for certain previously reported material weaknesses in the Company’s internal control over financial reporting relating to the Company’s failure to maintain effective internal controls over the calculation and recording of foreign exchange translation, the presentation and disclosure of income taxes, and the presentation and disclosure of investments.

On August 23, 2006, the Audit Committee of the Company’s Board of Directors engaged Burr, Pilger & Mayer LLP as its independent auditors for the year ending September 30, 2006. During the two most recent fiscal years ended September 30, 2005 and 2004 and the subsequent interim period preceding the new appointment, neither the Company (nor someone on its behalf) has consulted Burr, Pilger & Mayer LLP regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a “reportable event.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF APPOINTMENT OF BURR, PILGER & MAYER LLP

AS THE COMPANY’S INDEPENDENT AUDITORS FOR

THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters in their sole discretion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, we believe that the following filings required to be made by our reporting persons were filed late in fiscal year 2006:

Name of Reporting Person	Number of Late Reports	Transactions That Were Not Reported on a Timely Basis
Christine Russell	2	Initial statement of beneficial ownership of securities; option grant
James J. Ensell	1	Option grant
J. Daniel McCranie	1	Option grant

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cathal Phelan, a member of the Company’s Board of Directors since March 2006, currently serves as Chief Executive Officer of Ubicom, Inc., one of the Company’s customers. Revenue from Ubicom, Inc. was approximately $93,000 for the fiscal year 2006.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the Company’s common stock with the cumulative return over the last five fiscal years of (i) the NASDAQ Stock Market Composite Index, and (ii) the Philadelphia Semiconductor Index. The graph assumes that $100 was invested on September 30, 2001 in the common stock of the Company and in each of the comparative indices, and that dividends, if any, were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG VIRAGE LOGIC CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE PHILADELPHIA SEMICONDUCTOR INDEX

	Cumulative Total Return
	9/01	12/01	3/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03	3/04
VIRAGE LOGIC CORPORATION	100.00	175.94	139.34	119.12	86.28	91.77	57.18	66.15	69.53	93.05	84.61
NASDAQ STOCK MARKET (U.S.)	100.00	130.28	124.99	101.18	80.97	90.93	89.45	108.33	120.85	135.75	137.05
PHILADELPHIA SEMICONDUCTOR	100.00	150.15	162.29	104.13	66.35	76.40	78.67	98.25	123.13	143.32	132.40

	Cumulative Total Return
	6/04	9/04	12/04	3/05	6/05	9/05	12/05	3/06	6/06	9/06
VIRAGE LOGIC CORPORATION	83.35	112.81	169.90	100.27	94.24	70.91	90.39	98.72	85.91	83.35
NASDAQ STOCK MARKET (U.S.)	140.47	131.16	149.73	138.33	141.91	150.08	154.38	164.65	153.40	159.80
PHILADELPHIA SEMICONDUCTOR	129.07	101.33	116.04	113.56	121.76	126.98	130.37	123.58	115.30	122.22

*	$100 invested on 9/30/01 in stock or index — including reinvestment of dividends. Fiscal year ending September 30.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Corporate Secretary of the Company at the Company’s principal executive offices not later than one hundred and twenty (120) days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the one-hundred fiftieth (150th) day prior to such annual meeting and not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Corporate Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2007 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 47100 Bayside Parkway, Fremont, CA 94538, on or before September 29, 2007. In addition, pursuant to the Company’s Bylaws, if the Company is not notified by September 29, 2007 of a proposal to be brought before the 2008 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors

Adam A. Kablanian
Chairman of the Board

Fremont, California

January 22, 2007

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED

TO VOTE BY PROXY VIA TELEPHONE, INTERNET, OR MAIL IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY MAIL, YOU SHOULD MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE.

PROXY VIRAGE LOGIC CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF STOCKHOLDERS

MARCH 2, 2007

The undersigned hereby appoints J. Daniel McCranie and Christine Russell, or any of them, each with the power of substitution, and to represent the undersigned at the Annual Meeting of Stockholders of Virage Logic Corporation, to be held at 47100 Bayside Parkway, Fremont, California 94538, on March 2, 2007 at 11.00 a.m. Pacific Standard Time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of Virage Logic Corporation held or owned by the undersigned in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked. The shares will be voted as directed on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Virage Logic Corporation account online.

Access your Virage Logic Corporation stockholder account online via Investor

ServiceDirect®(ISD).

Mellon Investor Services LLC, Transfer Agent for Virage Logic Corporation, now makes it easy and convenient to get current information on your shareholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE: DATE: TIME:

Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML)

Registered Quantity (common) 200 Broker Quantity 100

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIRAGE LOGIC CORPORATION.

1- TO ELECT J. DANIEL MCCRANIE AND ROBERT H. SMITH AS CLASS I DIRECTORS, TO HOLD OFFICE UNTIL THE 2010 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

Nominees:

01. J. Daniel McCranio

02. Robert H. Smith

FOR ALL (accept as indicated below)

WITHHOLD ALL

To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.

Except nominee(s) written above

2- TO RATIFY THE APPOINTMENT OF BURR, PILGER & NAYER LLP AS INDEPENDENT AUDITORS OF VIRAGE LOGIC CORPORATION FOR ITS FISCAL YEAR ENDING SEPTEMBER 30, 2007

FOR AGAINST ABSTAIN

THE BOARD OF DIRECTORS OF VIRAGE LOGIC CORPORATION RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSALS. WHEN NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY WILL BE VOTED ON THE MATTERS AS THE PROXIES NAMED ON THE REVERSE SIDE MAY DETERMINE IN THEIR SOLE DISCRETION. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

VOTE BY INTERNET OR TELEPHONE OR MAIL

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/virl

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Report and Proxy Statement

on the internet at www.viragelogic.com